EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 File Nos. 333-23431 and 333-30485.


/s/ ARTHUR ANDERSEN LLP

Jacksonville, Florida
September 22, 2000